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                                   [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE
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               SBA Communications Corporation Announces Extension
                 of Exchange Offer for its 10 1/4% Senior Notes


SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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TUESDAY, MAY 15, 2001
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SBA Communications Corporation (the "Company") today announced the extension of its pending exchange offer for all $500 million of its outstanding series of 10 1/4% notes due 2009.

The expiration date for the exchange offer has been extended from 5:00 p.m., New York City time, on May 14, 2001, to 5:00 p.m., New York City time, on May 16, 2001. The complete terms of the exchange offer remain unchanged and are contained in the prospectus dated April 16, 2001.

As of 5:00 p.m., New York City time, on May 14, 2001, the Company received tenders from holders of $498,150,000 in aggregate principal amount of the notes.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information, please contact Pamela J. Kline, Vice President, Investor Relations, at: (561) 995-7670.